Exhibit 99.1

Cherokee Global Brands Reports Revenue and Earnings Growth for the
Second Quarter Fiscal Year 2015 Driven by New Brands and
International Business Expansion

•                 Second quarter revenues increased 17% to $8.8 million

•                 Second quarter net income increased 16% to $2.3 million, or $0.27 per diluted share

•                 Year-to-date revenues were up 20% to $18.7 million

•                 Year-to-date net income increased 64% to $5.8 million, or $0.69 per diluted share

SHERMAN OAKS, CA (September 11, 2014) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the second quarter Fiscal 2015 ended August 2, 2014.

Revenues for the second quarter increased 17% to $8.8 million, compared with $7.5 million in the prior-year period.  The increase in revenues relates to the recent Tony Hawk signature brand acquisition and continued organic growth of the Cherokee Brand internationally.

SG&A expenses totaled $5.1 million, a 19% increase from $4.2 million in the prior-year period. The increase in SG&A was due primarily to expenses related to the recently acquired Tony Hawk Brand and additional marketing to support the Company’s brands.

Net income totaled $2.3 million, or $0.27 per diluted share, compared with $1.9 million, or $0.23 per diluted share, in the prior year period. For the six months ended August 2, 2014 net income totaled $5.8 million, or $0.69 per diluted share, compared with $3.6 million or $0.42 per diluted share in the prior year period.

“We are very pleased with our top- and bottom-line results for the first-half of Fiscal 2015,” said Cherokee Chief Executive Officer, Henry Stupp. “Cherokee Brand revenues for our key global partners in Asia (Nishimatsuya and RT Mart), Latin America (Comercial Mexicana and Tottus/Falabella), and Canada (Target) have all continued to perform solidly as well as our Liz Lange brand on HSN.”

Mr. Stupp, continued, “We fully expect the second half of Fiscal 2015 will continue to show positive developments for Cherokee Global Brands through the execution of our strategic growth plan including the identification of new brand acquisitions and organic growth geographically as well as via category expansion of our existing brands. We believe, with both our organic and acquisition growth, Cherokee has fully transitioned into a growth company, and therefore the Board has decided, following our upcoming September 15th dividend payment, to discontinue paying cash dividends.  Instead, the Company plans on reinvesting the funds from operations to further our growth strategy, rapidly pay down debt and acquire new brands.”

At August 2, 2014, the Company had cash and cash equivalents of $4.1 million, compared to $3.6 million at February 1, 2014.

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be through Thursday, September 18, 2014, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 13588233.

About Cherokee Global Brands

Cherokee Global Brands is a marketer and manager of a portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with best-in-class retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S. and Canada), Kohl’s (U.S.), Tesco (U.K., Ireland and certain Central European countries), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,”“may,”“should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Tony Hawk, Hawk, Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2014, and in its periodic reports on Forms 10-Q and 8-K.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Cherokee Global Brands Jason Boling, CFO 818-908-9868	Addo Communications Patricia Nir/Kimberly Esterkin 310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(amounts in thousands, except share and per share amounts)

	August 2, 2014	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$4,091	$3,634
Receivables	8,168	6,056
Income taxes receivable	—	252
Prepaid expenses and other current assets	489	293
Deferred tax asset	239	239
Total current assets	12,987	10,474
Trademarks, net	40,263	40,683
Deferred tax asset	1,310	1,678
Property and equipment, net	1,384	1,222
Other assets	52	54
Total assets	$55,996	$54,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrueds	$1,728	$2,206
Current portion of long term debt	7,308	6,991
Income taxes payable	255	212
Accrued dividends	422	—
Deferred revenue—current	55	94
Accrued compensation payable	544	277
Total current liabilities	10,312	9,780
Long term liabilities:
Long term debt	21,490	25,144
Income taxes payable	438	1,179
Other non-current	108	109
Total liabilities	32,348	36,212
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,430,166 issued and outstanding at August 2, 2014 and 8,403,500 issued and outstanding at February 1, 2014	168	167
Additional paid-in capital	21,815	21,069
Retained earnings/(deficit)	1,665	(3,337)
Total stockholders’ equity	23,648	17,899
Total liabilities and stockholders’ equity	$55,996	$54,111

See the accompanying notes which are an integral part of these consolidated financial statements.

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(amounts in thousands, except per share amounts)

	Three Months ended		Six Months ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013

Royalty revenues	$8,764	$7,495	$18,725	$15,548
Selling, general and administrative expenses	4,818	3,833	9,380	8,799
Amortization of trademarks	233	406	466	812

Operating income	3,713	3,256	8,879	5,937

Other income (expense):
Interest (expense)	(212)	(123)	(452)	(255)
Interest income and other income (expense), net	—	14	—	5

Total other income (expense), net	(212)	(109)	(452)	(250)

Income before provision for income taxes	3,501	3,147	8,427	5,687

Income tax provision	1,249	1,209	2,583	2,127

Net income	$2,252	$1,938	$5,844	$3,560

Basic earnings per share	$0.27	$0.23	$0.70	$0.42

Diluted earnings per share	$0.27	$0.23	$0.69	$0.42

Weighted average shares outstanding:
Basic	8,414	8,393	8,405	8,393

Diluted	8,457	8,405	8,439	8,404

Dividends declared per share	$0.05	$0.00	$0.10	$0.10

See the accompanying notes which are an integral part of these consolidated financial statements.